UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2005

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28238	54-1521616
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

21351 Ridgetop Circle, Suite 300, Dulles, Virginia  20166
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (703) 654-6000

____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01

Entry Into a Material Definitive Agreement

On January 26, 2005, Guardian Technologies International, Inc. (the “Company”), entered into a placement agreement with an investment bank to act as the Company’s non-exclusive placement agent with regard to sales of the Company’s securities in a private placement of up to $20 million in equity securities.  The private placement is to be effected in reliance upon the exemption from the registration requirements set forth in Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder and such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.  The private placement will be made exclusively to certain accredited investors who are also institutional investors or who have a net worth of more than $5 million. The terms of the securities have not been determined as of the date of this Report and are subject to the negotiation of definitive purchase agreements between the Company and the investors.

As compensation for the placement agent’s services, the Company has agreed to pay to the investment bank upon closing of the private placement a commission equal to 7% of the aggregate gross proceeds of the securities sold in the private placement, a non-accountable expense allowance of 1% of the aggregate gross proceeds of the securities sold in the private placement, and issue warrants equal to 15% of the shares of common stock sold or issued in the private placement (excluding stock underlying any warrants issued to investors).  The placement agent’s warrants will be exercisable at any time during the five year period from the date of issuance.  The exercise price and other terms of the placement agent’s warrants shall be identical to the warrants issued to investors in the private placement.  If no warrants are issued to investors, the placement agent’s warrants will be exercisable at a price of 130% of the price of any stock sold in the private placement to investors or if no such warrants are issued to investors, both the Company and the placement agent will negotiate the exercise price of the warrants in good faith. The placement agent’s warrants shall have a cashless exercise provision and a one-time piggyback registration right.

The placement agreement is for a term of thirty days but will terminate automatically upon completion of the sales of the Company’s securities to investors in the private placement.  The Company may terminate the placement agreement at any time.  The placement greement also contains certain confidentiality and indemnification provisions.

Item 8.01.

Other Events

On January 26, 2005, the Company entered into a placement agreement with an investment bank in connection with a proposed private placement of the Company’s equity securities. The Company incorporates by reference herein the information set forth in Item 1.01 above.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
Date: January 27, 2005	By: /s/ Michael W. Trudnak Chief Executive Officer

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